Exhibit 10(p)

SECOND AMENDMENT

TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT

        This SECOND AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT (“Second Amendment”) is made and entered into as of April 23, 2004 between CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), its subsidiaries party hereto (the Company and its subsidiaries are referred to individually as a “Loan Party” and collectively as the “Loan Parties”), jointly and severally, as borrowers and WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership (“WBMCF”), the Emilie D. Wierda Living Trust dated 3/1/94, William Beckman, Thomas Wallace, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, (together with WBMCF, each a “Lender” and collectively, as the “Lenders”).

R E C I T A L S

        A.        Pursuant to that certain Amended and Restated Senior Subordinated Loan Agreement dated as of December 27, 2002, as amended by that certain Waiver, Consent and First Amendment to Amended and Restated Senior Subordinated Loan Agreement dated April 14, 2003 (as further amended, restated or otherwise modified, the “Loan Agreement”) between the Loan Parties and the Lenders, the Lenders and Loan Parties agreed to amend and restate the terms of an existing senior subordinated loan agreement.

        B.        The Loan Parties, Bank One, NA, as Agent and the Senior Lenders are entering into a fifth amendment to amended and restated credit agreement dated as of the date hereof (the “Senior Fifth Amendment”), pursuant to which Senior Lenders, among other things, are agreeing to amend the terms of a senior loan agreement.

        C.        The Loan Parties have requested, and the Lenders have further agreed, to amend selected provisions of the Loan Agreement upon the terms and conditions as hereinafter set forth.

        D.        Based upon the foregoing recitals, and without waiving any rights or remedies other than those expressly waived herein, Lenders are willing to amend the terms of the Loan Agreement under the terms and conditions expressly set forth herein.

A G R E E M E N T S

        NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.        Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Second Amendment.

        2.        Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement, as amended by this Second Amendment.

        3.        Amendment of the Loan Agreement. Subject to the Loan Parties’ performance of their obligations to Lenders hereunder on the date hereof, the parties hereto agree to amend the terms of the Loan Agreement as follows:

(a) The following definitions shall be added to Section 1.1 of the Loan Agreement in the proper alphabetical order:

“Current Interest Payment Date” means September 30, 2004; provided if the Interest Payment Test is not met on such date, “Current Interest Payment Date” shall mean the first Quarterly Payment Date following September 30, 2004 on which the Interest Payment Test is met and on which the Lenders receive the full amount of interest due on the Loans for the fiscal quarter relating to such Quarterly Payment Date.

“Interest Payment Test” means as of any date of determination the Company having a Fixed Charge Coverage Ratio of not less than 1.75: 1.00, such ratio to be determined in each case in accordance with GAAP for the period of four consecutive calendar quarters of the Company then ending. For purposes of determining compliance with the Interest Payment Test, each calculation shall include in the determination of the “sum” (as set forth in the definition of Fixed Charge Coverage Ratio) the amount of any interest which has been actually paid by the Company during the 12 month period, or which is proposed to be paid with respect to the Loans and the Replacement Notes as of the quarter end for which such Interest Payment Test is then being tested.

“Second Amendment” shall mean that certain Second Amendment to Amended and Restated Senior Subordinated Loan Documents dated as of April 23, 2004 between the Loan Parties and the Lenders as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Second Amendment Closing Date shall be deemed to mean the date of the Second Amendment if and when the conditions for effectiveness of the Second Amendment are satisfied as provided therein.

(b) The following definitions in Section 1.1 of the Loan Agreement shall be deleted in their entirety and replaced with the following:

“Deferred Interest Period” shall mean the period commencing on the Effective Date and ending on the earlier of (i) the day which is immediately preceding the Current Interest Payment Date or (ii) the date that Senior Lenders are paid in full; provided, that “Deferred Interest Period” shall include any Deferred Interest Reinstatement Period.

“Replacement Notes” means, together, (i) the Amended and Restated Subordinated Promissory Note in the principal amount of $1,310,984.35 dated September 2, 2003, made by the Company in favor of the Emilie D. Wierda Living Trust dated 3/1/94, as payee; (ii) the Amended and Restated Subordinated Promissory Note in the principal amount of $1,310,984.35 dated September 2, 2003, made by the Company in favor of William Blair, as payee; and (iii) the Amended and Restated Subordinated Promissory Note in the principal amount of $135,853.30 dated September 2, 2003, made by the Company in favor of Thomas Wallace, as payee, all of which notes have been amended and restated to provide for a maturity date of June 30, 2005, and any and all further amendments, restatements, modifications, replacements, renewals, or extensions of any of the foregoing.

“Senior Termination Date” shall mean April 30, 2005.

(c) Section 2.3(a) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“(a) Interest. (i) During the period from the Effective Date through and including June 29, 2003, the Principal shall bear interest until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 12%, (ii) during the period from June 30, 2003 through and including the day which is immediately preceding the Current Interest Payment Date, the Principal shall bear interest until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 15%, and (iii) thereafter, so long as no Event of Default has occurred and is continuing, the Principal shall bear interest until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 12%; provided, if, on any Quarterly Payment Date following the Current Interest Payment Date, interest is not paid in full because the Interest Payment Test is not met, the Principal shall bear interest from such Quarterly Payment Date until the Quarterly Payment Date upon which interest is permitted to be paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 15%.”

(b) Section 2.3(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following new Section:

“(b) Interest Payment or Accrual.

(i) Deferred Interest Portion. During the Deferred Interest Period, accrued and unpaid interest on the Principal shall be added to the aggregate Principal as of the close of business on each Quarterly Payment Date (the “Deferred Interest Portion”) until but not including the Current Interest Payment Date;

(ii) Current Interest. On and after the Current Interest Payment Date, accrued and unpaid interest on the Principal shall be due and payable quarterly in arrears on each Quarterly Payment Date (including the Current Interest Payment Date); provided, if, on any Quarterly Payment Date occurring before June 30, 2005 but following the Current Interest Payment Date, the Interest Payment Test is not met and current interest cannot be paid on the Loans on such date, the Deferred Interest Period shall be reinstated until the next Quarterly Payment Date upon which the Interest Payment Test is met and interest can be paid on a current basis on the Loans (the “Deferred Interest Reinstatement Period”). Notwithstanding anything else herein to the contrary, accrued and unpaid interest on the Principal shall be due and payable quarterly in arrears on each Quarterly Payment Date beginning with June 30, 2005. In addition, all accrued and unpaid interest shall be due and payable upon the payment in full of the Principal.”

(d) Section 5.15 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

        “Affiliate Subordination Agreements. Within thirty (30) days of the Second Amendment Closing Date, the Loan Parties shall cause each of the Affiliate Subordination Agreements to be executed by the Loan Parties and each other Person contemplated by the definition of Affiliate Subordination Agreement to be party thereto provided, however, that the Affiliate Subordination Agreement to be executed by Drake Properties, L.L.C. shall be delivered within forty-five (45) days of the Second Amendment Closing Date.”

(e) Section 6.15 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“6.15 Capital Expenditures. The Loan Parties shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by the Loan Parties would exceed $3,600,000 in the fiscal year ending December 31, 2004, and $2,100,000 in any fiscal year of the Loan Parties thereafter.”

(f) Section 6.17 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“6.17 Financial Covenants.

        (a)              Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio for any month to be less than 1.31 to 1.00 as determined in accordance with GAAP for the period of four consecutive fiscal quarters then ending.

        (b)              Minimum EBITDA. The Loan Parties shall not permit EBITDA to be less than $1,980,000 for the fiscal quarter ending on or about June 30, 2004 or any fiscal quarter thereafter; such amount to be determined in each case in accordance with GAAP for the period of such fiscal quarter then ending.

        (c)              Senior Debt to EBITDA Ratio. The Loan Parties shall not permit the Senior Debt to EBITDA Ratio to be greater than (i) 2.53 to 1.00 as of the end of the fiscal quarter ending on or about March 31, 2004 and June 30, 2004, (ii) 2.37 to 1.00 as of the end of the fiscal quarter ending on or about September 30, 2004 and (iii) 2.20 to 1.00 as of the end of the Company’s fiscal quarter ending on or about December 31, 2004 or the end of any fiscal quarter thereafter; such ratio to be determined in each case in accordance with GAAP using the ratio of Senior Debt as of the end of each such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters of the Company then ending.

        (d)              Total Debt to EBITDA Ratio. The Loan Parties shall not permit the Total Debt to EBITDA Ratio to be greater than (i) 4.51 to 1.00 as of the end of the fiscal quarter ending on or about March 31, 2004 and June 30, 2004, (ii) 4.18 to 1.00 as of the end of the fiscal quarter ending on or about September 30, 2004, and (iii) 4.13 to 1.00 as of the end of the Company’s fiscal quarter ending on or about December 31, 2004 or the end of any fiscal quarter thereafter; such ratio to be determined in each case in accordance with GAAP using the ratio of Total Debt as of the end of each such fiscal quarter to EBITDA for the period of four consecutive fiscal quarters of the Company then ending.

        (e)              Total Liabilities to Tangible Capital Funds Ratio. The Loan Parties shall not permit the Total Liabilities to Tangible Capital Funds Ratio to be greater than (i) 6.60 to 1.00 as of the end of April, May, June, July and August, 2004, and (ii) 5.23 to 1.00 as of the end of September, 2004 or any month thereafter; such ratio to be determined in each case in accordance with GAAP as of such month-end.

        (f)              Adjusted Working Capital. The Loan Parties shall not permit Adjusted Working Capital to be less than negative $11,000,000 as of March 31, 2004, and (ii) negative $11,550,000 as of the end of each monthly period from April 30, 2004 through November 30, 2004 and (iii) negative $9,900,000 as of December 31, 2004, provided that the amount Adjusted Working Capital may not be less than under this Section 10.6.6 shall increase by $1,000,000 as of and at the end of each fiscal year commencing with such fiscal year-end 2005; such amount to be determined in each case in accordance with GAAP as of each month-end. For example and greater clarity, the amount Adjusted Working Capital may not be less than under this Section 6.17(f) as of the end of the Company’s fiscal year ending on or about December 31, 2005 shall be negative $8,900,000.

        (g)        Operating Leases.The Loan Parties shall not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $2,100,000 in any Fiscal Year.

(h) Schedule 4.3 (Capitalization) shall be deleted in its entirety and a new Schedule 4.3 attached hereto shall be substituted therefor.

(i) Schedule 4.7 (Litigation) shall be deleted in its entirety and a new Schedule 4.7 attached hereto shall be substituted therefor.

(j) Schedule 4.21 (Affiliate Transactions) shall be deleted in its entirety and a new Schedule 4.21 attached hereto shall be substituted therefor.

(k) Schedule 4.27 (Certain Indebtedness) shall be deleted in its entirety and a new Schedule 4.27 attached hereto shall be substituted therefor.

        4.           Second Amendment Conditions. The Second Amendment and the obligations of Lenders contemplated hereby shall be governed by and subject to the following terms and conditions:

(a) receipt of this Consent and Second Amendment to Amended and Restated Senior Subordinated Loan Documents, duly executed by the Loan Parties and Lenders;

(b) receipt of the Ninth Amendment to Subordination Agreement, duly executed by Senior Lenders;

        (c)        receipt of the duly filed amendment to the amended and restated certificate of incorporation of the Company, certified by the Secretary of State of the Delaware, together with a copy of the Company’s By-Laws, certified by the Company’s secretary to be true and correct and in full force and effect;

        (d)        receipt of certified copies of all documents evidencing corporate action taken by each Loan Party with respect to the consummation of the transactions contemplated by this Second Amendment, including but not limited to, resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance by such Loan Party of this Second Amendment;

        (e)        receipt of a certificate of each Loan Party, signed by its chief executive officer or president, to the effect that: (i) all of the representations and warranties of such party contained in this Second Amendment are true and correct as of the date hereof; (ii) such party has complied with and performed all of the terms, covenants and agreements contained in the Senior Subordinated Loan Documents which are to be complied with or performed by such party on or before the date hereof; and (iii) no Event of Default or Potential Event of Default has occurred and is continuing;

        (f)        receipt of the Senior Fifth Amendment, certified by the Loan Parties’ secretary or president to be true and correct and in full force and effect and any and all other documents, agreements, certificates and instruments executed or delivered in connection therewith, each in form and substance satisfactory to Lenders in their sole discretion;

(g) receipt of the Consent Agreement duly executed by holders of a majority in interest of the Series A Convertible Preferred Stock of the Company and the Company;

(h) receipt of a certified copy of the duly executed amendments to the Replacement Notes;

        (i)        a financial condition certificate of the Company, signed by its chief executive officer or president, demonstrating that, after giving effect to the Second Amendment and Amended and Restated Senior Loan Documents, each of the Loan Parties are Solvent;

(j) receipt of a business model reflecting covenant calculations in form and substance satisfactory to the Lenders; and

        (k)        receipt of the execution and delivery or obtainment of such other instruments, documents, agreements, certificates, instruments, consents, waivers, opinions and information as Lenders may reasonably request.

The Company shall provide the documents specified in (a) – (k) in a form reasonably acceptable to Lenders.

        5.           Representations and Warranties of the Loan Parties. As a further inducement for the Lenders to consent to the transactions contemplated by this Agreement, the Loan Parties hereby represent and warrant to Lenders that:

(a) The Loan Parties have the requisite power and authority to execute, deliver and carry out this Agreement and the transactions contemplated hereby.

        (b)        The execution and delivery of this Agreement, the Senior Fifth Amendment and the consummation by the Loan Parties of the transactions contemplated hereby or thereby has been duly authorized by all necessary action and other consents, approvals and the like required on the part of the Loan Parties.

        (c)        Neither the execution and delivery by the Loan Parties of this Second Amendment or the Senior Fifth Amendment nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Loan Parties with the terms, conditions and provisions hereof or thereof, shall (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Certificate or Articles of Incorporation or by-laws of the Loan Parties or any law, statute, rule or regulation to which the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which the Loan Parties are subject.

        (d)        This Second Amendment and the Senior Fifth Amendment have been duly and validly executed and delivered by the Loan Parties and constitute legal, valid and binding obligations, and all such obligations of the Loan Parties are enforceable in accordance with their respective terms.

(e) No event has occurred and is continuing and no condition exists which would constitute an Event of Default or Potential Event of Default.

        (f)        All representations and warranties of the Loan Parties in the Loan Agreement remain true and correct as of the date hereof as though originally made on and as of the date hereof and will be true and correct after giving effect to the amendments set forth in Section 3 hereof.

        (g)        Each Loan Party represents that: (a) it has no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter, absent Lender’s approval of such proceeding; and (b) the period commencing on the Second Amendment Closing Date and ending on the Senior Termination Date is sufficient for such Loan Party to accomplish the commitments it has undertaken in this Second Amendment.

        6.        Release and Indemnity.

        (a)        Each Loan Party does hereby release and forever discharge each Lender (in such Person’s capacity as a Lender and not in such Person’s capacity as officer, director or Affiliate of a Loan Party) and each Affiliate thereof and each of their respective employees, officers, directors, partners, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Second Amendment is signed by any of such parties (i) arising directly or indirectly out of this Second Amendment, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between each Loan Party and any Lender or any of its respective directors, partners, officers, agents, employees, attorneys or other representatives.

        (b)        Each Loan Party shall and hereby does indemnify each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from the execution by any Lender or Loan Party of this Agreement or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Senior Subordinated Loan Documents, and the Loan Parties shall reimburse each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified or in connection with disputes exclusively between Lenders.

        (c)        Without limiting any provision of this Second Amendment, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages: (i) arising out of or resulting from the sole ordinary or contributory negligence of such Person or (ii) imposed upon said party under any theory of strict liability. Without prejudice to the survival of any other obligations of the Loan Parties hereunder and under the other Senior Subordinated Loan Documents, the obligations of the Loan Parties under this Section 6 shall survive the termination of the Senior Subordinated Loan Documents and the other Senior Subordinated Loan Documents and the payment of the Obligations.

        7.        Miscellaneous.

        (a)        Further Assurances. The Loan Parties shall, from time to time at the request of the Lenders holding a majority in interest of the Loans, do all further acts and things as may in the opinion of such Lenders be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which the Loan Parties are a party.

(b) Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in accordance with Section 8.6 of the Loan Agreement.

        (c)        Joint and Several Liability. Except as specifically set forth herein, the liability of each Loan Party under this Second Amendment and the other agreements in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Lenders’ rights and remedies hereunder or at law, each Lender may proceed under this Agreement and the other agreements against any one or more of the Loan Parties in their absolute and sole discretion for any of the obligations of the Loan Parties or any other liability or obligation of the Loan Parties arising hereunder.

        (d)        Survival. All representations, warranties, covenants, indemnifications, consents and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Second Amendment and, except as set forth otherwise herein, shall remain in effect through the date that all amounts due hereunder are paid to Lenders.

        (e)        Entire Agreement. This Second Amendment and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

        (f)        Counterparts. This Second Amendment may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a counterpart by facsimile shall be deemed to be delivery of an original counterpart hereto.

(g) Captions. Section captions used in this Second Amendment are for convenience only, and shall not affect the construction of this Second Amendment.

(h) No Further Amendments. Except as specifically amended hereby, the terms and provisions of the Loan Agreement shall remain in full force and effect.

        (i)        Consents. The Lenders hereby consent to (a) the amendment of the amended and restated certificate of incorporation of the Company in the form attached hereto as Exhibit A; and (b) the dissolution (the “Dissolution”) by the Company of its subsidiary Mito Plastics, Inc. (“Mito”) subject to the following conditions: (x) Mito will transfer to the Company and the Company will agree to assume, all of Mito’s assets, properties, interests and obligations, including the obligations under the Loan Documents and (y) the terms of all documents and agreements effecting the Dissolution will be reasonably acceptable to WBMCF.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Senior Subordinated Loan Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.

By:     William Blair Mezzanine Capital Partners III, L.L.C., its general partner

          By: /s/ Terrance M. Shipp
                    ——————————————
          Name: Terrance M. Shipp
                    ——————————————
          Title: Managing Director
                    ——————————————

COUNTERPART SIGNATURE PAGE

SECOND AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT

Emilie D. Wierda Living Trust dated 3/1/94

By: /s/ Craig Wierda
          ——————————————
Name: Craig Wierda
          ——————————————
Title: Trustee
          ——————————————

/s/ William Beckman
————————————————
William Beckman

/s/ Thomas Wallace
————————————————
Thomas Wallace

COUNTERPART SIGNATURE PAGE

SECOND AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT

CRAIG WIERDA GRANTOR RETAINED ANNUITY TRUST, DATED JANUARY 31, 1994 By: /s/ Greg Bego —————————————— Greg Bego, Trustee

EMILIE WIERDA GRANTOR RETAINED ANNUITY TRUST, DATED JANUARY 31, 1994 By: /s/ Greg Bego —————————————— Greg Bego, Trustee

COUNTERPART SIGNATURE PAGE

SECOND AMENDMENT TO AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT

CLARION TECHNOLOGIES, INC. By: /s/ Edmund Walsh —————————————— Name: Edmund Walsh —————————————— Title: Chief Financial Officer ——————————————

CLARION REAL ESTATE, LLC. By: /s/ Edmund Walsh —————————————— Name: Edmund Walsh —————————————— Title: Chief Financial Officer ——————————————

MITO PLASTICS, INC. By: /s/ Edmund Walsh —————————————— Name: Edmund Walsh —————————————— Title: CFO/Treasurer ——————————————